UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12
GREY WOLF, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Filed by Grey Wolf, Inc.,
pursuant to Rule 14a-12
Commission File No. 1-08226.

Employee Communication
The following was distributed to employees of Grey Wolf, Inc. and Precision Drilling Corporation by email on November 7, 2008:
The acquisition of Grey Wolf by Precision Drilling Trust is moving forward with a shareholders’ meeting on December 9, 2008, and closing expected the following day. We have cleared all regulatory hurdles, and the financing arrangements are on track for closing.
Precision’s vision for the combined new company and the strategic merit of the merger remains unshaken by current market uncertainty. We believe in the High-Value High-Performance business proposition and the combination of our two companies. Our access to customers is very complimentary and together we have vast market coverage. Culturally we have a good match. Support for this strategic vision is reflected in our conversations with investors of both Precision and Grey Wolf, with the lending market and with customers.
Integration is a critical business priority — this memo is the first in a series that will outline the steps being taken and how each of our employees will be affected. We know you are very interested in the process between now and closing, what the new organization will look like on Day 1 and what all this will mean to you personally. Not all questions you may have about the merger can be answered right away but we are committed to providing information about the new organization, how it operates and the opportunities it will provide for you as soon as we are able.
An Integration Steering Committee, as outlined on the attached page, has been formed of senior leadership from both Precision and Grey Wolf and will be led by Gene Stahl, President & COO of Precision. This Committee will provide leadership and direction to ensure the successful integration of People, Systems and Equipment in support of our High-Performance High-Value vision. We will challenge the new organization to leverage scale to reduce costs, increase revenue and engage our people in a rewarding culture. The Committee will focus on, and you will continue to hear, the themes of Best People, Best Technology and Best Systems, because this is what we believe will distinguish our performance and give us the platform to become a leading driller and oilfield service provider globally.
The “business critical” tasks of integrating will be identified and managed by a Functional Integration Team, grouped by area (see attachment). A representative from Grey Wolf and from Precision has been appointed to each area.
All of the people on the attached chart are a resource to you regarding questions about the integration process. Do not hesitate to contact them directly with your questions. As well, you may email your questions to integration@precisiondrilling.com. We will respond to all of you on frequently asked questions.
Until closing, Grey Wolf and Precision are, and will continue to act as, independent companies. But we all want the new organization to be able to hit the ground running and it is time to move the planning phase into high gear. We look forward to sharing more of the integration steps in the days ahead, both through written communications as well as personal visits. We will keep you posted on progress and dates. We also solicit your assistance and patience as we go through this process. Together we will build the new Precision.
_________________________

Filed by Grey Wolf, Inc.,
pursuant to Rule 14a-12
Commission File No. 1-08226.

Forward-Looking Statements
The foregoing communication contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding the anticipated benefits of the Precision merger. These forward-looking statements are subject to risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, increasing rig supply, changes in interest rates, unexpected costs under turnkey drilling contracts, weather conditions, the overall level of drilling activity in our market areas, integration difficulties, and the risk that the Precision merger may not be completed or anticipated benefits will not be realized. Please refer to reports filed with the Securities and Exchange Commission by Grey Wolf for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.
Additional Information and Where to Find It
In connection with the proposed merger, Precision has filed a registration statement on Form F-4, which includes a proxy statement of Grey Wolf with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF GREY WOLF ARE URGED TO CAREFULLY READ IN THEIR ENTIRETY THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GREY WOLF, PRECISION, PRECISION LOBOS CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF PRECISION CREATED AS A SPECIAL PURPOSE VEHICLE, AND THE PROPOSED MERGER. Prospective investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus and other documents containing information about Grey Wolf and Precision, without charge, at the SEC’s web site at www.sec.gov, at Precision’s web site at www.precisiondrilling.com, and at Grey Wolf’s web site at www.gwdrilling.com. Copies of the registration statement and the proxy statement/prospectus and the SEC filings are incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Precision Drilling Trust, (403) 716-4500 or to Investor Relations, Grey Wolf, Inc., (713) 435-6100.
Participants in the Solicitation
Grey Wolf and Precision and their respective directors, officers, trustees and other persons may be deemed to be participants in the solicitation of proxies from Grey Wolf’s shareholders in respect of the proposed merger. Information about the directors and executive officers of Grey Wolf and their ownership of Grey Wolf common stock can be found in Grey Wolf’s proxy statement filed October 29, 2008 (the “proxy statement/prospectus”). Information concerning the directors and executive officers of Precision is included in the proxy statement/prospectus. Additional information regarding the identity of potential participants in the solicitation of proxies in respect of the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the proxy statement/prospectus.
END